 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-270438
PROSPECTUS SUPPLEMENT
(To Prospectus dated March 23, 2023)
Tritium DCFC Limited
26,595,745 Preference Shares
(and the Ordinary Shares issuable upon the conversion of such Preference Shares)
We are offering 26,595,745 shares of our newly-designated Series A Convertible Redeemable Preference Shares, no par value per share, and with stated value equal to $1.00 per share (the “Preference Shares”), to an institutional investor pursuant to this prospectus supplement, the accompanying prospectus and a securities purchase agreement, dated September 12, 2023, by and between us and the investor signatory thereto (as amended, the “Securities Purchase Agreement”). The terms of the Preference Shares are set forth in the Schedule of Terms attached to the Securities Purchase Agreement (the “Schedule of Terms”). The Preference Shares are convertible into an aggregate of 32,632,816 of our ordinary shares, no par value per share (“Ordinary Shares”), at an initial conversion price of $0.815 per share (the “Conversion Shares”) at any time after the original issuance date.
We are also registering the Conversion Shares (including such additional Ordinary Shares issuable upon anti-dilution adjustments), the additional Ordinary Shares that may be issuable as payment of dividends accrued on the Preference Shares in Ordinary Shares and the additional Ordinary Shares that may be issued in connection with periodic installment conversions pursuant to the Schedule of Terms of the Preference Shares as further described in this prospectus.
The Preferences Shares cannot be converted to Ordinary Shares if the holder and its affiliates would beneficially own more than 9.99% (the “Maximum Percentage”) of the outstanding Ordinary Shares immediately after giving effect to such conversion, which percentage may be increased or decreased to any other percentage not in excess of the Maximum Percentage upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice. Under the Corporations Act 2001 (Cth) (“Corporations Act”), we shall not be required to convert any Preference Shares to the extent that, after giving effect to the conversion, the aggregate number of securities in which the holder would have a “relevant interest” (as that term is defined in the Corporations Act) would exceed the maximum number of securities in which the holder may have a “relevant interest” (as that term is defined in the Corporations Act), without (i) violating Section 606 of the Corporations Act, or (ii) obtaining shareholder approval under Item 7 of Section 611 of the Corporations Act, except as described in the Schedule of Terms. See “Description of Securities — Series A Convertible Redeemable Preference Shares” for additional information.
We have engaged A.G.P./Alliance Global Partners (“A.G.P.”) as our non-exclusive placement agent in connection with this offering. A.G.P. is not purchasing or selling any shares offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay A.G.P. the fees set forth in the table below in connection with this offering, which assumes that we sell all of the securities we are offering hereby. See “Plan of Distribution” for additional information regarding these arrangements.
Our Ordinary Shares are listed on Nasdaq under the trading symbol “DCFC”. On September 20, 2023, the last reported sales price of our Ordinary Shares, as reported on Nasdaq, was $0.56 per share. There is no established public trading market for the Preference Shares being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the Preference Shares on any national securities exchange or other trading market. Without an active market, the liquidity of the Preference Shares will be limited.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT AND ANY DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
	Per Preference Share	Total
Offering Price	$1.00	$26,595,745.00
Placement Agent Fees(1)	$0.047	$1,250,000.00
Proceeds, before expenses, to us	$0.94	$25,000,000.30

(1)
We will pay the placement agent a cash fee equal to 5.0% of the proceeds in this offering and pay certain expenses of the placement agent in connection with this offering. See “Plan of Distribution” for additional disclosure regarding the placement agent’s compensation.

Delivery of the Preference Shares to the investor is expected to occur on or about September 21, 2023, subject to satisfaction of customary closing conditions.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
A.G.P.
The date of this prospectus supplement is September 21, 2023.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Preference Shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated March 23, 2023, included in our registration statement on Form F-3 (File No. 333-270438), along with the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information contained in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, such as a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the SEC. Under this shelf registration process, we may offer from time to time various securities, of which this offering of Ordinary Shares is a part. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, including the information incorporated by reference herein and therein, the exhibits filed with the SEC and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision.
We have not authorized anyone to provide you with information, or to make any representation, different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.
We are not making an offer to sell our Preference Shares in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes, and neither one may be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of the Preference Shares under the laws and regulations in force in the jurisdiction to which you are subject or in which you make your purchase, offer or sale, and we will not have any responsibility therefor.
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our respective businesses. This prospectus supplement also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this prospectus supplement is not intended to create, and does not imply, a relationship with us, or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.
Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement concerning Tritium’s industry and the regions in which it operates, including Tritium’s general expectations and market position, market opportunity, market share and other management estimates, is based on information obtained from various independent publicly available sources and other industry publications, surveys and forecasts. Tritium has not independently verified the accuracy or completeness of any third-party information. Similarly, internal surveys, industry forecasts and market research, which Tritium believes to be reliable based upon its management’s knowledge of the industry, have not been independently verified.
Unless otherwise indicated, references to a particular “fiscal year” are to our fiscal year ended June 30 of that year. References to a year other than a “Fiscal” or “fiscal year” are to the calendar year ended December 31. Unless otherwise specified, all monetary amounts in this prospectus supplement are in U.S. dollars, all references to “$,” “US$,” “USD” and “dollars” mean U.S. dollars and all references to “A$” and “AUD” mean Australian dollars. Any discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.
Except where the context otherwise requires or where otherwise indicated in this prospectus supplement, the terms “Tritium,” the “Company,” “we,” “us,” “our,” “our company” and “our business” refer to Tritium DCFC Limited, together with its consolidated subsidiaries as a consolidated entity. The term “Ordinary Shares” refers to our ordinary shares, no par value per share. The term “Preference Shares” refers to our Series A Convertible Redeemable Preference Shares, no par value per share.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect our current views, as applicable, with respect to, among other things, our respective capital resources, portfolio performance and results of operations. Likewise, all statements regarding anticipated growth in our operations, anticipated market conditions, demographics and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases. The forward-looking statements contained in this prospectus supplement and the accompanying prospectus reflect our current views, as applicable, about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).
The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•
our ability to realize the anticipated benefits of our acquisition of all of the issued equity interests in Tritium Holdings Pty Ltd (“Tritium Holdings”) and merger of Decarbonization Plus Acquisition Corporation II, a Delaware corporation (“DCRN”), with and into Hulk Merger Sub, Inc. (the “Business Combination”), in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement, dated May 25, 2021, by and among us, DCRN, Tritium Holdings and Hulk Merger Sub, Inc., which may be affected by, among other things, competition and our ability to manage growth profitability following the Business Combination;

•
risks related to the rollout of our business and expansion strategy;

•
our ability to obtain and maintain financing arrangements on attractive terms or at all and to secure the additional funding we expect to need in order to continue as a going concern and execute on our business plan;

•
consumer failure to accept and adopt electric vehicles (“EVs”);

•
overall demand for EV charging and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated;

•
the possibility that our technology and products could have undetected defects or errors;

•
our ability to manage growth;

•
our estimates of expenses, ongoing losses, future revenue, capital requirements and needs for or ability to obtain additional financing;

•
the effects of the COVID-19 pandemic or other adverse public health developments on our business;

•
the effects of competition on our future business;

•
the volatility of currency exchange rates;

•
the impact of and changes in governmental regulations or the enforcement thereof, tax laws and rates, accounting guidance and similar matters in regions in which we operate or will operate in the future;

•
potential litigation, governmental or regulatory proceedings, investigations or inquiries involving us, including in relation to the Business Combination;

•
inability to remediate material weaknesses in internal control over financial reporting and failure to maintain an effective system of internal controls, and the inability to accurately or timely report our financial condition or results of operations;

•
failure to maintain an effective system of internal control over financial reporting, and loss of securityholder confidence in our financial and other public reporting from the inability to accurately report our financial results or prevent fraud;

•
changes in personnel and availability of qualified personnel;

•
environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•
potential write-downs, write-offs, restructuring and impairment or other charges required to be taken by us subsequent to the Business Combination;

•
higher costs as a result of being a public company;

•
general economic uncertainty;

•
the ability to maintain the listing of our securities on Nasdaq;

•
the limited experience of certain members of our management team in operating a public company in the United States; and

•
the volatility of the market price and liquidity of our securities.

Many important factors, in addition to the factors described above and in other sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results and, in the case of our forward-looking order book, actual orders to differ materially from estimates or forward-looking statements. We qualify all of our estimates and forward-looking statements by these cautionary statements. Factors that could cause actual results to differ from our expectations or projections include the risks and uncertainties relating to our business described in this prospectus supplement under “Risk Factors” as well as those listed under “Item 3. Key Information — Risk Factors” in our 2023 Form 20-F (as defined below) incorporated by reference into this prospectus supplement. We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we assume no responsibility for updating any forward looking statement.

PROSPECTUS SUPPLEMENT SUMMARY
Overview
We design, sell, manufacture and service proprietary hardware and associated software to create advanced and reliable direct current (“DC”) fast chargers for EVs. Our technology is engineered to be easy to install, own and use, and our compact, robust chargers are designed to look great on Main Street and thrive in harsh conditions. As of June 30, 2023 we have sold more than 13,300 DC fast chargers and have provided high-power charging sessions across 47 countries.
We are a technology provider that primarily generates revenue from the sale of DC fast-charging solutions. Our solutions are made up of core charging hardware, including embedded on-device firmware, and adjacent software platforms that let owners monitor and manage their assets. Our charging station hardware portfolio includes stand-alone chargers and distributed chargers, and our software product, MyTritium (which is reflective of a migration of two separate systems used in the past, “Pulse” and “MyTritium,” into a single technology platform that performs the functions of both systems). We offer ongoing maintenance services including the provision of spare parts, extended warranties, services outside warranty and a range of service level agreement options. We are currently focused on key customer types across the charging landscape, such as Charge Point Operators, Automakers, Fleets, Fuel Stations, Retail and Utilities, but our products are segment-agnostic and can be used across all target sectors. In the future, we also aim to address the emerging markets of heavy-duty vehicle charging and residential and fleet low-power DC charging.
Corporate Information
Our principal executive offices are located at Tritium DCFC Limited, 48 Miller Street, Murarrie, QLD 4172, Australia. Our telephone number is +61 (07) 3147 8500. Our website address is www.tritiumcharging.com. We have included our website address in this prospectus supplement solely for informational purposes and the information on, or that may be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

THE OFFERING
Preference Shares offered by us
26,595,745 Preference Shares, each initially convertible into approximately 1.23 Ordinary Shares, for an aggregate of 32,632,816 Ordinary Shares, upon conversion of the Preference Shares.
Series A Preference Shares:
The Preference Shares will be convertible into Ordinary Shares (subject to adjustment as provided in the Schedule of Terms) at any time at the option of the holder (subject to certain beneficial ownership limitations), at an initial stated value of $1.00 per Preference Share and an initial conversion price of $0.815 (the “Conversion Price”). Upon the occurrence of certain events or existence of certain conditions as described further in the Schedule of Terms, the rate at which Preference Shares can be converted to Ordinary Shares may be adjusted. The Preference Shares shall not be entitled any dividends. However, upon the occurrence and during the continuance of a Triggering Event (as defined in the Schedule of Terms), an amount will accrue on the Stated Value of each Preference Share (“Additional Amount”) at the rate of 15% per annum and shall be computed on the basis of a 360-day year and twelve 30-day months. Any applicable Additional Amount shall cease to accrue upon the redemption or conversion of the relevant Preference Shares into Ordinary Shares. See “Description of Securities — Series A Convertible Redeemable Preference Shares” for a discussion of the terms of the Preference Shares and additional information.
Installment Redemption/Conversion:
We will be required to redeem the Preference Shares in equal installments, commencing on September 21, 2023, with each subsequent installment due and payable every twenty (20) trading days thereafter until the Preference Shares are redeemed. The installment payments are payable, at our election, in cash, or subject to certain limitations, in Ordinary Shares valued at the greater of (A) the Floor Price (as defined in the Schedule of Terms) and (B) the lower of (i) the Conversion Price then in effect, (ii) 94% of the arithmetic average of the three (3) lowest daily VWAPs of the Ordinary Shares during the ten (10) trading days prior to the payment date and (iii) 94% of the VWAP of the Ordinary Shares on the trading day immediately prior to payment date. See “Description of Securities — Series A Convertible Redeemable Preference Shares” for a discussion of the terms of the Preference Shares and additional information.
Preference Shares outstanding prior to this offering:
0 Preference Shares as of September 20, 2023.
Ordinary Shares outstanding prior to this offering:
169,039,085 Ordinary Shares as of September 20, 2023.
Ordinary Shares outstanding after this offering:
201,671,901 Ordinary Shares, (assuming the issuance of all of the Conversion Shares upon the conversion of the Preference Shares at the initial conversion price of $0.815 per share).

Use of proceeds:
We intend to use the net proceeds that we receive from this offering for working capital and other general corporate purposes.
Risk factors:
An investment in our Preference Shares involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Preference Shares.
Nasdaq ticker symbol of our Ordinary Shares:
Our Ordinary Shares are listed on Nasdaq under the symbol “DCFC.” There is no established public trading market for the Preference Shares being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the Preference Shares on any national securities exchange or other trading market. Without an active market, the liquidity of the Preference Shares will be limited.
The number of Ordinary Shares that will be outstanding immediately after this offering as shown above is based on 169,039,085 Ordinary Shares outstanding as of September 20, 2023. The number of Ordinary Shares outstanding as of September 20, 2023, as used throughout this prospectus supplement, unless otherwise indicated, excludes:
•
596,227 Ordinary Shares issuable upon exercise of options granted on the vesting of performance rights granted in connection with our Employee Share Scheme;

•
780,708 Ordinary Shares issuable upon exercise of options granted on the vesting of performance rights granted in connection with our Long-Term Incentive Plan;

•
178,169 Ordinary Shares issuable upon exercise of options granted on the vesting of performance rights granted in connection with our Short-Term Incentive Plan;

•
570,866 Ordinary Shares issuable upon exercise of options granted on the vesting of performance rights granted in connection with our Employee Share Purchase Plan; and

•
9,268,131 Ordinary Shares issuable upon exercise of our public warrants.

Except as otherwise indicated, the information in this prospectus supplement is as of September 20, 2023 and assumes no exercise of the warrants or options described above or vesting of performance rights described above. In addition, the information in this prospectus supplement assumes no payment of any Additional Amounts due to the holders of Preference Shares in the form of Ordinary Shares or the conversion of Preference Shares at any alternate rate of conversion that may be available to the holders pursuant to the terms of the Securities Purchase Agreement or the Schedule of Terms.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus supplement involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors in our 2023 Form 20-F (as defined below) incorporated by reference into this prospectus supplement and in our updates, if any, to those risk factors in our reports on Form 6-K or any subsequent annual report on Form 20-F incorporated by reference into this prospectus supplement and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the sections entitled “Forward-Looking Statements” included herein and the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Item 3. Key Information —
D. Risk Factors” included in our 2023 Form 20-F and our updates, if any, to those sections in our reports on Form 6-K or any subsequent annual report on Form 20-F incorporated by reference into this prospectus supplement.
Risks Relating to this Offering
If you purchase securities in this offering, assuming conversion of the Preference Shares into Ordinary Shares, you will suffer immediate dilution of your investment.
The effective price per Ordinary Share issuable upon conversion of the Preference Shares is substantially higher than the net tangible book value per Ordinary Share outstanding prior to this offering. Therefore, if you purchase securities in this offering, you will pay a price per Ordinary Share, assuming conversion of the Preference Shares into Ordinary Shares at an assumed conversion price of $0.815 per Ordinary Share, that substantially exceeds our net tangible book value per Ordinary Share after giving effect to this offering. After giving effect to the sale by us of 26,595,745 Preference Shares covered by this prospectus at $1.00 per Preference Share, and deducting estimated placement agent fees and other estimated offering expenses payable by us and assuming conversion of the Preference Shares into Ordinary Shares at the initial conversion price of $0.815 per Ordinary Share, you will experience immediate dilution of $1.443 per Ordinary Share, representing the difference between our as adjusted net tangible book value per Ordinary Share as of June 30, 2023, and the conversion price of the Preference Shares. Furthermore, if any of our outstanding options or warrants are exercised at prices below the offering price, or if we grant additional options or other awards under our equity incentive plans or issue additional warrants, you may experience further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
The Schedule of Terms for the Preference Shares contains provisions that may result in the reduction of the conversion price in the future. This feature may result in an indeterminate number of Ordinary Shares being issued upon conversion of the Preference Shares. Sales of these shares will dilute the interests of other security holders and may depress the price of our Ordinary Shares and may make it difficult for us to raise additional capital.
The Schedule of Terms for our Preference Shares contains provisions which require the lowering of the applicable conversion price, as then in effect, to a discount of the prevailing market price of our Ordinary Shares as a result of a Triggering Event, Equity Conditions Failure or the existence or occurrence of certain other conditions or events, as described in the Schedule of Terms. If in the future, while any of our Preference Shares are outstanding, the relevant conversion price may be reduced as a result of such events or conditions, which will result in a greater number of Ordinary Shares being issuable upon conversion of the Preference Shares, which in turn will have a greater dilutive effect on our shareholders. In addition, the floor price on the conversion price may be adjusted, so we cannot determine the maximum total number of shares potentially issuable upon conversion. Further, we may be prohibited from making installment payments on the Preference Shares in cash due to restrictions placed on us under our lender arrangements or under applicable law, which may require us to satisfy installments primarily or exclusively through the issuance of Ordinary Shares. If either of these conditions become true then we will be required to issue more Conversion Shares than initially anticipated. The potential for such additional issuances may depress the price of our Ordinary Shares regardless of our business performance. We may find it more difficult to raise additional equity capital while any of our Preference Shares is outstanding.
You may experience future dilution as a result of future equity offerings and other issuances of our securities. In addition, this offering and future equity offerings and other issuances of our Ordinary Shares or other securities may adversely affect the price of our Ordinary Shares.
In order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Share prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Ordinary Shares or securities convertible into Ordinary Shares in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of Ordinary Shares under our stock incentive programs. In addition, the sale of securities convertible into or exchangeable for Ordinary Shares in this offering and any future sales of a substantial number of Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the price of our Ordinary Shares. We cannot predict the effect, if any, that market sales of those Ordinary Shares or the availability of those shares for sale will have on the market price of our Ordinary Shares.
Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.
We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds.” Our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.
The Preference Shares are not listed for trading on any exchange, so the ability to trade the Preference Shares is limited.
There is no established public trading market for the Preference Shares being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the Preference Shares on any national securities exchange or other trading market. Without an active market, the liquidity of the Preference Shares will be limited.
Sales of a substantial number of our Ordinary Shares, or the perception that such sales may occur, may adversely impact the price of our Ordinary Shares.
Almost all of our 169,039,085 outstanding Ordinary Shares as of September 20, 2023, as well as a substantial number of our Ordinary Shares underlying outstanding options and warrants, are available for sale in the public market, either pursuant to Rule 144 under the Securities Act, or an effective registration statement. We are generally not restricted from issuing additional Ordinary Shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares. Pursuant to the shelf registration statement on Form F-3 filed on March 10, 2023, we may sell up to $500.0 million of our equity securities over the next several years, and approximately $473.4 million of our equity securities is available for sale under such registration statement after this offering (assuming all of the Preference Shares are converted at the initial conversion price of $0.815). Sales of a substantial number of our Ordinary

Shares in the public markets could depress the market price of our Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Ordinary Shares would have on the market price of our Ordinary Shares.

USE OF PROCEEDS
We will receive aggregate net proceeds from this offering of approximately $25.0 million before deducting the placement agent fees and other estimated offering expenses payable by us. We expect to use the proceeds that we receive from this offering for working capital and other general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

DIVIDEND POLICY
We have never declared or paid any cash dividend on our Ordinary Shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our Ordinary Shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

DILUTION
If you invest in our Ordinary Shares, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the net tangible book value per Ordinary Share after this offering. Our net tangible book value as of June 30, 2023 was approximately $(143,655,000), or $(0.898) per Ordinary Share based upon 160,036,639 Ordinary Shares Stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of Ordinary Shares outstanding as of June 30, 2023. Dilution in net tangible book value per share represents the difference between the amount per Ordinary Share paid by purchasers of securities in this offering and the net tangible book value per Ordinary Share immediately after this offering.
Without taking into account any other changes in net tangible book value after June 30, 2023, after giving effect to the assumed sale by us of 26,595,745 Preference Shares under this prospectus supplement at the stated value of $1.00 per share, assuming the conversion of all Preference Shares into 32,632,816 Conversion Shares at the Conversion Price of $0.815 per Ordinary Share, and after deducting estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2023 would have been approximately $(120,933,111) million, or $(0.628) per Ordinary Share. This represents an immediate decrease in net tangible book value deficit per share of $0.270 to our existing shareholders.
The table below assumes the terms of the Securities Purchase Agreement are interpreted using the daily VWAP of $0.654 per Ordinary Share on September 15, 2023.
Preference Share conversion price per Ordinary Share		$0.815
Historical net tangible book value deficit per Ordinary Share as of June 30, 2023	$(0.898)
Decrease in net tangible book value deficit per Ordinary Share attributable to new investors	$0.270
As adjusted net tangible book value deficit per Ordinary Share after this offering		$(0.628)
Dilution per share to new investors per Ordinary Share		$1.443
This dilution information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of Ordinary Shares offered. If Preference Shares are converted to Ordinary Shares at an effective conversion price that is less than the Conversion Price, pursuant to the provisions of the Schedule of Terms of the Preference Shares, then we will be required to issue more Conversion Shares than initially anticipated. Under the Securities Purchase Agreement, the amount of Conversion Shares issuable upon conversion of the Preference Shares could vary substantially depending on the prevailing market value of our Ordinary Shares.
The above discussion is based on 160,036,639 Ordinary Shares outstanding as of June 30, 2023, and excludes:
•
747,919 Ordinary Shares issued subsequent to June 30, 2023 under the Ordinary Shares Purchase Agreement with B. Riley Principal Capital II, LLC;

•
8,254,527 Ordinary Shares issued subsequent to June 30, 2023 to holders of our warrants to purchase Ordinary Shares pursuant to the Warrant Agreement, dated September 2, 2022, by and among the Company, Computershare Inc. and Computershare Trust;

•
596,227 Ordinary Shares issuable upon exercise of options granted on the vesting of performance rights 8,254,527 granted in connection with our Employee Share Scheme;

•
780,708 Ordinary Shares issuable upon exercise of options granted on the vesting of performance rights granted in connection with our Long Term Incentive Plan;

•
178,169 Ordinary Shares issuable upon exercise of options granted on the vesting of performance rights granted in connection with our Short Term Incentive Plan;

•
570,866 Ordinary Shares issuable upon exercise of options granted on the vesting of performance rights granted in connection with our Employee Share Purchase Plan; and

•
9,268,131 Ordinary Shares issuable upon exercise of our public warrants.

To the extent that any of these outstanding options or warrants are exercised at prices per share below the assumed sale price per share in this offering or we issue additional Ordinary Shares under our equity incentive plans at prices below the assumed sale price per share in this offering, there will be further dilution to new investors.
In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that any options or warrants are exercised, new options are issued under our equity incentive plans, or we otherwise raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to new investors.

DESCRIPTION OF SECURITIES
Ordinary Shares
As of September 20, 2023, we have issued 169,039,085 Ordinary Shares. Our Ordinary Shares are not redeemable and do not have any preemptive rights. For a description of our Ordinary Shares, including the rights and obligations attached thereto, please refer to Exhibit 2.1 to our 2023 Form 20-F of which this prospectus supplement forms a part, the text of which is incorporated by reference herein.
Series A Convertible Redeemable Preference Shares
We are offering up to 26,595,745 Preference Shares in this offering, with a stated value of $1.00 per share. The following are the principal terms of the Preference Shares. The following description is qualified in its entirety by reference to the text of the Schedule of Terms. All capitalized terms used in this “Description of Securities” section but not defined herein shall have the meanings ascribed to them in the Schedule of Terms.
Dividends
The holders of the Preference Shares will not be entitled to dividends. However, upon the occurrence and during the continuance of a Triggering Event, an Additional Amount will accrue at the rate of 15.0% per annum and shall be computed on the basis of a 360-day year and twelve 30-day months. Any applicable Additional Amount shall cease to accrue upon the redemption or conversion of the relevant Preference Shares into Ordinary Shares.
Voting Rights
Subject to the terms of the Corporations Act and our Constitution, holders of Preference Shares have no voting rights, except as expressly provided in the Schedule of Terms. To the extent that, under our Constitution or the Corporations Act, the vote of the holders of the Preference Shares, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders, voting together in the aggregate and not in separate series unless required under our Constitution or the Corporations Act, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under our Constitution or the Corporations Act) shall constitute the approval of such action by both the class or the series, as applicable. To the extent that under our Constitution or the Corporations Act holders of the Preference Shares are entitled to vote on a matter with holders of Ordinary Shares, voting together as one class, each Preference Share shall entitle the holder thereof to cast that number of votes per share as is equal to the number of Ordinary Shares into which it is then convertible (subject to certain beneficial ownership limitations) using the record date for determining the shareholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated. Holders of the Preference Shares shall be entitled to receive notices, reports, and accounts and to attend and be heard at all meetings of members on the same basis as the holders of Ordinary Shares in accordance with our Constitution.
Liquidation
Upon any liquidation, dissolution or winding-up of the Company, the holders of Preference Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders, before any amount shall be paid to the holders of any Ordinary Shares, but pari passu with any shares of pari passu rank to the Preference Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, an amount per Preference Share equal to the greater of (A) the Conversion Price and (B) the amount per share each such holder would receive if such holder converted such Preference Share into Ordinary Shares at the Alternate Conversion Price (as defined in the Schedule of Terms) immediately prior to the date of such payment.

Conversion
The Preference Shares are convertible into Conversion Shares. The Conversion Price is $0.815. The Conversion Price can be adjusted as set forth in the Schedule of Terms for stock dividends and stock splits or the occurrence of a fundamental transaction.
Subject to the Schedule of Terms, at any time during the relevant period resulting from the occurrence of a Triggering Event, a Senior LNSA Breach or any other Outstanding Indebtedness Event, such holder may, at such holder’s option, convert all, or any number of Preference Shares into Ordinary Shares at the Alternate Conversion Price (each an “Alternate Conversion”). For the purposes of the Schedule of Terms, “Alternate Conversion Price” means, with respect to any Alternate Conversion that price which shall be the greater of (x) the Floor Price and (y) the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, (ii) 85% of the VWAP of the Ordinary Shares as of the trading day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, (iii) 85% of the VWAP of the Ordinary Shares as of the trading day of the delivery or deemed delivery of the applicable Conversion Notice (iv) 85% of the price computed as the quotient of (I) the sum of the VWAP of the Ordinary Shares for each of the three (3) trading days with the lowest VWAP of the Ordinary Shares during the twenty (20) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (II) three (3), (v) 85% of the VWAP of the Ordinary Shares as of the trading day immediately preceding the date of the occurrence of such applicable Triggering Event and (vi) the Installment Conversion Price then in effect at the time of such Alternate Conversion Date, as applicable. All such determinations to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the Ordinary Shares during the relevant period.
We will be required to redeem the Preference Shares in equal installments, commencing on September 21, 2023, with each subsequent installment due and payable every twenty (20) trading days thereafter until such Preference Shares are redeemed (each an “Installment Date”). The installment payments are payable, at our election, in cash, or subject to certain limitations, in Ordinary Shares valued at the greater of (A) the Floor Price and (B) the lower of (i) the Conversion Price then in effect, (ii) 94% of the arithmetic average of the three (3) lowest daily VWAPs of the ten (10) trading days prior to the payment date and (iii) 94% of the VWAP of the trading day prior to payment date. For purposes of the Schedule of Terms, “Floor Price” means $0.15, subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events, provided (a) that if on an Adjustment Date the Floor Price then in effect is higher than the Adjusted Floor Price with respect to such Adjustment Date, on such Adjustment Date the Floor Price shall be automatically lowered to such applicable Adjusted Floor Price and (b) that we may reduce the Floor Price to any amount set forth in a written notice to the holder with at least five (5) trading day prior written notice (or such other time as we and the holder shall mutually agree); provided, further, that any such reduction shall be irrevocable and shall not be subject to increase thereafter.
On each applicable Installment Date, provided no Equity Conditions Failure has occurred and is continuing, we shall satisfy the applicable Installment Amount due in respect of the relevant Preference Shares on such date by converting such Installment Amount in accordance with Section 9 of the Schedule of Terms (an “Installment Conversion”); provided, however, that we may, at our option following notice to each holder as set forth below and subject to applicable laws including the Corporations Act and only to the extent it is permitted to do so (including under any Lender Restrictions), pay the Installment Amount by redeeming such Installment Amount in legally available funds (an “Installment Redemption”) or by any combination of an Installment Conversion and an Installment Redemption so long as all of the outstanding applicable Installment Amount due on any Installment Date shall be converted and/or redeemed by us on the applicable Installment Date, subject to the provisions of the Schedule of Terms.
If certain Equity Conditions Failures have occurred, as set forth in the Schedule of Terms, during an Interim Installment Period or an Installment Conversion is not otherwise permitted under the Schedule of Terms, then, at the option of the holder designated in writing to us, such holder may require (subject to applicable laws including the Corporations Act and only to the extent we are permitted to do so) us to do any one or more of the following: (i) redeem all or any part designated by such holder of the unconverted Installment Conversion Amount and pay by way of redemption to such holder within three (3) days of such Installment Date, by wire transfer of immediately available funds, an amount in legally available funds equal to 106% of such unconverted Installment Conversion Amount, and/or (ii) the Installment Conversion shall be null and void with respect to all or any part designated by such holder of the unconverted Installment Conversion Amount and such holder shall be entitled to all the rights of a holder of the Preference Shares with respect to such designated part of the Installment Conversion Amount, in accordance with the Schedule of Terms. Notwithstanding anything to the contrary, if an Equity Conditions Failure has occurred due to a Volume Failure or Price Failure, we may satisfy the applicable Installment Amount by converting such Installment Amount using the Alternate Conversion Price instead of the Installment Conversion Price, subject to applicable laws including the Corporations Act and only to the extent it is permitted to do so (including under any Lender Restrictions).
Optional Conversion
The Preference Shares can be converted at the option of the holder at any time and from time to time after the original issuance date. Holders shall effect conversions by providing us with the form of conversion notice (the “Notice of Conversion”) specifying the number of Preference Shares to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the applicable holder delivers by email such Notice of Conversion to us.
Prepayment
At any time on or after the Initial Issuance Date, we may, at our option (subject to applicable laws including the Corporations Act and only to the extent we are permitted to do so (including under any Lender Restrictions)), redeem all outstanding Preference Shares by delivering written notice thereof (a “Prepayment Notice”) to each holder at least twenty (20) trading days prior to such redemption. Each Preference Share subject to redemption pursuant to this prepayment right shall be: (i) paid by us in cash at a price equal to the greater of (i) the product of (x) 125% by (y) the Stated Value of the Preference Shares and (ii) the product of (c) the Conversion Rate (calculated assuming an Alternate Conversion Price as of the date of the Prepayment Notice) with respect to the outstanding Conversion Amount at such time as we deliver the Prepayment Notice multiplied by (y) the product of (1) 125% multiplied by (2) the greatest closing sale price of the Ordinary Shares on any trading day during the period commencing on the date immediately preceding the date of the Prepayment Notice and ending on the date we make the entire payment required to be made pursuant to the Schedule of Terms; provided, however, the holder, at its sole option, may convert the Prepayment Amount into Ordinary Shares pursuant to the Schedule of Terms.
Beneficial Ownership Limitation
The Preferences Shares cannot be converted to Ordinary Shares if the holder and its affiliates would beneficially own more than 9.99% of the outstanding Ordinary Shares immediate after giving effect to such conversion. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice. Under the Corporations Act, we shall not be required to convert any Preference Shares to the extent that, after giving effect to the conversion, the aggregate number of securities in which the holder would have a “relevant interest” (as that term is defined in the Corporations Act) would exceed the maximum number of securities in which the holder may have a “relevant interest” (as that term is defined in the Corporations Act), without (i) violating Section 606 of the Corporations Act, or (ii) the Company obtaining shareholder approval under Item 7 of Section 611 of the Corporations Act, except as described in the Schedule of Terms.
Other Provisions
The Securities Purchase Agreement provides for a right for the holders to participate in an aggregate of up to 25% of certain future financings or securities issuances of the Company for a specified time following the issuance of Preference Shares and subject to certain conditions. Additionally, a holder may transfer some or all of its Preference Shares but any such transfer shall subject to our written consent, which consent shall not be unreasonably withheld, and shall be in compliance with all applicable securities laws.

PLAN OF DISTRIBUTION
Pursuant to an engagement letter dated July 20, 2023, we engaged A.G.P. to act as our non-exclusive placement agent in connection with this offering of our Preference Shares pursuant to this prospectus supplement and accompanying prospectus.
On September 12, 2023, we entered into the Securities Purchase Agreement directly with the investor in connection with this offering, and we will only sell to those investors who have entered into the Securities Purchase Agreement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The Securities Purchase Agreement does not give rise to any commitment by the placement agent to purchase any of our Preference Shares, and the placement agent will have no authority to bind us by virtue of the Securities Purchase Agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.
We expect to deliver the Preference Shares being offered pursuant to this prospectus supplement on or about September 21, 2023.
We have agreed to pay the placement agent a cash fee equal to 5.0% of the committed amount of proceeds of the securities to be sold by us to the investors. We have also agreed to reimburse the placement agent at closing for expenses incurred by it in connection with the offering, including legal fees of A.G.P.’s counsel, in the amount of up to $60,000. The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of our Preference Shares offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.
	Per Preference Share	Total
Offering Price	$1.00	$26,595,745.00
Placement Agent Fees(1)	$0.047	$1,250,000.00
Proceeds, before expenses, to us	$0.94	$25,000,000.30
We estimate the total legal expenses payable by us for this offering will be $1,020,000, which amount excludes the placement agent’s fees and expenses.
We have agreed to indemnify the placement agent and specified other persons against some civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.
General
The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:
•
may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.
The foregoing does not purport to be a complete statement of the terms and conditions of the securities purchase agreement. A copy of the Securities Purchase Agreement was filed as an exhibit to a Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Incorporation By Reference” and “Where You Can Find More Information.”
No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.
Our Ordinary Shares are listed on Nasdaq and trade under the symbol “DCFC.”
The transfer agent of our Ordinary Shares is Computershare Trust Company, N.A.

LEGAL MATTERS
Corrs Chambers Westgarth, Australian counsel to the Company, has provided a legal opinion for the Company regarding the validity of the Preference Shares and the Ordinary Shares offered hereby.

EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended June 30, 2023 (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 1 to the financial statements) have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement (including exhibits to the registration statement) on Form F 3 under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement.
Statements made in this prospectus supplement concerning the contents of any contract, agreement or other document are not complete descriptions of all terms of these documents. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus supplement and the documents that we have filed as exhibits to the registration statement completely.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.
We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) 15(d) of the Exchange Act including (i) any future annual reports on Form 20-F and (ii) any future reports on Form 6-K that are identified in such reports as being incorporated by reference in this prospectus supplement (but only to the extent identified in such report), except for information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement, until the termination of the offering of securities described in this prospectus supplement. We may also incorporate by reference part or all of any reports on Form 6-K that we subsequently furnish to the SEC prior to the completion or termination of this offering by identifying in such Forms 6-K that such Form 6-K, or certain parts or exhibits of such Form 6-K, are being incorporated by reference into this prospectus supplement, and any Form 6-K (or parts thereof) so identified shall be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of submission of such document. This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:
•
Our Annual Report on Form 20-F for the fiscal year ended June 30, 2023, filed with the SEC on September 21, 2023 (the “2023 Form 20-F”); and

•
The description of our Ordinary Shares contained in our 2023 Form 20-F filed with the SEC on September 21, 2023 and any amendment or report filed with the SEC for the purpose of updating the description.

We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus supplement and the accompanying prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Tritium DCFC Limited
48 Miller Street
Murarrie, QLD 4172, Australia
or
+61 (07) 3147 8500
Exhibits to the filings will not be sent unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES
We are a public limited company organized under the laws of Australia. As a result, the rights of holders of our Ordinary Shares will be governed by Australian law and our constitution. The rights of shareholders under Australian law may differ from the rights of shareholders of companies incorporated in other jurisdictions. A substantial amount of our assets are located outside the United States. As a result, it may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against us based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Australia will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Australia against us or our directors or officers under the securities laws of other jurisdictions.
Our registered address in Australia is c/o Tritium DCFC Limited, 48 Miller Street, Murarrie, QLD 4172, Australia.
We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 E 42nd St., 18th Floor, New York, New York 10168.
Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is Cogency Global Inc., 22 East 42nd Street, 18th Floor New York, NY 10168.

PROSPECTUS
$500,000,000
Ordinary Shares
Preference Shares
Warrants
Rights
Units
Tritium DCFC Limited

We may offer and sell up to $500,000,000 in the aggregate of our ordinary shares, no par value (“Ordinary Shares”), preference shares, warrants to subscribe for Ordinary Shares, rights to subscribe for Ordinary Shares and units consisting of any combination of the other types of securities offered under this prospectus from time to time in one or more offerings.
This prospectus provides you with a general description of the securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement and any documents incorporated by reference therein before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the trading symbol “DCFC”. On March 22, 2023, the last reported sales price of our Ordinary Shares, as reported on Nasdaq, was $1.07 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 23, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $500,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless otherwise indicated, references to a particular “fiscal year” are to our fiscal year ended June 30 of that year.
References to a year other than a “Fiscal” or “fiscal year” are to the calendar year ended December 31. Unless otherwise specified, all monetary amounts in this prospectus are in U.S. dollars, all references to “$,” “US$,” “USD” and “dollars” mean U.S. dollars and all references to “A$” and “AUD” mean Australian dollars. Any discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.
We are an “emerging growth company” and a “foreign private issuer” as defined under SEC rules and will be subject to reduced public company reporting requirements for this prospectus and future filings.
Throughout this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” “Tritium,” the “Company” and our “company” refer to Tritium DCFC Limited and its subsidiaries and references to “Tritium Holdings” refer to Tritium Holdings Pty Ltd. When we refer to “you,” we mean the potential holders of the applicable securities of the Company.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is www.tritiumcharging.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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Our Annual Report on Form 20-F for the fiscal year ended June 30, 2022, filed with the SEC on September 22, 2022 (the “2022 Form 20-F”);

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Our Reports on Form 6-K filed with the SEC on November 4, 2022 and March 9, 2023; and

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The description of our Ordinary Shares contained in our 2022 Form 20-F filed with the SEC on September 22, 2022 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We may also incorporate by reference part or all of any reports on Form 6-K that we subsequently furnish to the SEC prior to the completion or termination of any offering by identifying in such Forms 6-K that such Form 6-K, or certain parts or exhibits of such Form 6-K, are being incorporated by reference into this prospectus, and any Form 6-K (or parts thereof) so identified shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of submission of such document.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Tritium DCFC Limited
48 Miller Street
Murarrie, QLD 4172, Australia
or
+61 (07) 3147 8500
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Overview
We design, sell, manufacture and service proprietary hardware and associated software to create advanced and reliable direct current (“DC”) fast chargers for electric vehicles (“EVs”). Our technology is engineered to be easy to install, own and use, and our compact, robust chargers are designed to look great on Main Street and thrive in harsh conditions. As of December 31, 2022, we have sold more than 10,000 DC fast chargers and have provided high-power charging sessions across 42 countries.
We are a technology provider that primarily generates revenue from the sale of DC fast-charging solutions. Our solutions are made up of core charging hardware, including embedded on-device firmware, and adjacent software platforms that let owners monitor and manage their assets. Our charging station hardware portfolio includes stand-alone chargers and distributed chargers, and our software products include Tritium Pulse Software and MyTritium Software. We offer ongoing maintenance services including the provision of spare parts, extended warranties, services outside warranty and a range of service level agreement options. We are currently focused on key customer types across the charging landscape, such as Charge Point Operators, Automakers, Fleets, Fuel Stations, Retail and Utilities, but our products are segment-agnostic and can be used across all target sectors. In the future, we also aim to address the emerging markets of heavy-duty vehicle charging and residential and fleet low-power DC charging.
Our principal executive offices are located at Tritium DCFC Limited, 48 Miller Street, Murarrie, QLD 4172, Australia. Our telephone number is +61 (07) 3147 8500. Our website address is www.tritiumcharging.com. The information on, or that may be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus.
We own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This prospectus also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to create, and does not imply, a relationship with us, or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.
Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as amended, of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved (to the extent applicable to a foreign private issuer). If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
We will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of our first fiscal year following the fifth anniversary of the date of effectiveness of our registration statement on Form F-4, filed in connection with the Business Combination (as defined below), (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of issued securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to:
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the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We intend to take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as (i) more than 50% of our issued voting securities are held by U.S. residents and (ii) any of the following three circumstances applies: (A) the majority of our executive officers or directors are U.S. citizens or residents, (B) more than 50% of our assets are located in the United States or (C) our business is administered principally in the United States. See “Description of Securities” for more information.
Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors in our 2022 Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included herein and included in our 2022 Form 20-F and our updates, if any, to that section in our reports on Form 6-K incorporated by reference into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect our current views, as applicable, with respect to, among other things, our respective capital resources, portfolio performance and results of operations. Likewise, all statements regarding anticipated growth in our operations, anticipated market conditions, demographics and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.
The forward-looking statements contained in this prospectus reflect our current views, as applicable, about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
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our ability to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to manage growth profitability following the Business Combination;

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risks related to the rollout of our business and expansion strategy;

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our ability to obtain and maintain financing arrangements on attractive terms or at all;

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consumer failure to accept and adopt EVs;

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overall demand for EV charging and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated;

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the possibility that our technology and products could have undetected defects or errors;

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our ability to manage growth;

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our estimates of expenses, ongoing losses, future revenue, capital requirements and needs for or ability to obtain additional financing;

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the effects of the COVID-19 pandemic or other adverse public health developments on our business;

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the effects of competition on our future business;

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the volatility of currency exchange rates;

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the impact of and changes in governmental regulations or the enforcement thereof, tax laws and rates, accounting guidance and similar matters in regions in which we operate or will operate in the future;

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potential litigation, governmental or regulatory proceedings, investigations or inquiries involving us, including in relation to the Business Combination;

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inability to remediate material weaknesses in internal control over financial reporting and failure to maintain an effective system of internal controls, and the inability to accurately or timely report our financial condition or results of operations;

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failure to maintain an effective system of internal control over financial reporting, and loss of securityholder confidence in our financial and other public reporting from the inability to accurately report our financial results or prevent fraud;

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changes in personnel and availability of qualified personnel;

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environmental uncertainties and risks related to adverse weather conditions and natural disasters;

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potential write-downs, write-offs, restructuring and impairment or other charges required to be taken by us subsequent to the Business Combination;

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higher costs as a result of being a public company;

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general economic uncertainty;

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the ability to maintain the listing of our securities on Nasdaq;

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the limited experience of certain members of our management team in operating a public company in the United States; and

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the volatility of the market price and liquidity of our securities.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. For a further discussion of these and other factors that could cause our future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section entitled “Risk Factors” in our 2022 Form 20-F incorporated by reference into this prospectus. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements). You should also carefully consider the cautionary statements contained or referred to in this section in connection with the forward-looking statements contained in this prospectus and any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

REASONS FOR THE OFFER AND USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF ORDINARY SHARES AND EXISTING WARRANTS
Our authorized share capital consists of 171,519,021 Ordinary Shares, no par value. Our Ordinary Shares are not redeemable and do not have any preemptive rights.
In connection with the Business Combination that closed on January 13, 2022, we issued 21,783,259 existing warrants, each entitling its holder to purchase one Ordinary Share at an initial exercise price equal to $11.50 per share, which was adjusted to $6.90 per share pursuant to Section 4.3 of the Warrant Agreement by and between DCRN and the warrant agent party thereto.
As of March 1, 2023, we had 156,310,918 Ordinary Shares issued and 9,268,131 existing warrants issued. Our Ordinary Shares and existing warrants are listed on Nasdaq under the symbols “DCFC” and “DCFCW,” respectively.
For a description of our Ordinary Shares and existing warrants, including the rights and obligations attached thereto, please refer to Exhibit 4.5 hereto, which is incorporated by reference herein.

DESCRIPTION OF PREFERENCE SHARES
The description set forth below is only a summary and is not complete. For more information regarding the preference shares which may be offered by this prospectus, please refer to the applicable prospectus supplement and our Constitution, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
Our Constitution contains provisions that authorize us to issue preference shares, including in accordance with the terms set out in the Schedule to our Constitution. The terms of preference shares set out in the Schedule to our Constitution provide our directors with discretion to issue preference shares with certain rights, including with regards to rights (i) to receive dividends (which may include the right to receive preferential or cumulative dividends), (ii) to distributions made on a winding up, and (iii) to be convertible into Ordinary Shares, at such price or prices or at such rates of conversion and with such adjustments as may be determined by our board of directors. We may authorize the issuance of preference shares with rights that could adversely affect the rights of the holders of our Ordinary Shares. The issuance of preference shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our Ordinary Shares and the rights of the holders of our Ordinary Shares.

DESCRIPTION OF WARRANTS
Issuable Warrants
We may issue warrants for the purchase of shares of our Ordinary Shares. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
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the number of shares of Ordinary Shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the date, if any, on and after which the warrants and the related Ordinary Shares will be separately transferable;

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the terms of any rights to redeem or call the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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Australian and United States federal income tax consequences applicable to the warrants; and

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:
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to vote, consent or receive dividends;

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receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

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exercise any rights as shareholders of DCFC.

Each warrant will entitle its holder to purchase the number of Ordinary Shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase Ordinary Shares are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Ordinary common stock, if any.

DESCRIPTION OF RIGHTS
The following summary description of the rights to subscribe for Ordinary Shares (the “Rights”), and any description of rights in the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable rights agreement and provisions of the certificate evidencing the Rights that will be filed with the SEC in connection with the offering of such Rights.
The Company may issue Rights that the Company may offer to its securityholders from time to time. The Rights may or may not be transferable by the persons purchasing or receiving the Rights. In connection with any Rights offering, the Company may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered Securities remaining unsubscribed for after such Rights offering.
Each series of Rights will be issued under a separate rights agent agreement to be entered into between the Company and a bank or trust company, as rights agent, that the Company will name in the applicable prospectus supplement. The rights agent will act solely as the Company’s agent in connection with the Rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of Rights.
The prospectus supplement relating to any Rights that the Company may offer from time to time will describe specific terms relating to the offering, including, among other matters:
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the title of the Rights;

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the date of determining the securityholders entitled to the Rights distribution;

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the aggregate number of Rights issued and the aggregate number of Ordinary Shares purchasable upon exercise of the Rights;

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the exercise price;

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the date on which the Rights become exercisable and the date on which the Rights will expire;

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the extent to which the Rights include an over-subscription privilege with respect to unsubscribed Securities;

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if applicable, a discussion of the material Australian and/or United States federal income tax considerations applicable to the issuance or exercise of such Rights;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that the Company may enter into in connection with the Rights offering; and

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the material terms of the Rights, including terms, transferability, conditions to completion of the Rights offering, procedures and limitation relating to the exchange and exercise of such Rights.

Each Right would entitle the holder of the Rights to subscribe for cash the principal amount of Ordinary Shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the Rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised Rights will become void (unless subject to subscription by another third party pursuant to the terms of such rights offering as described in the relevant prospectus supplement).
If less than all of the Rights issued in any Rights offering are exercised, the Company may offer any unsubscribed Securities directly to persons other than the Company’s securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
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the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of certain Australian and United States federal income tax considerations applicable to the units; and

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any other terms of the units and their constituent securities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Loans Payable to St. Baker Energy Affiliates
On November 18, 2022, Sunset Power Pty Ltd, an affiliate of St Baker Energy Pty Ltd, agreed to provide the full $10.0 million commitment for the Accordion Facility as the Accordion Facility lender.
For additional information regarding the LNSA and the Accordion Facility, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Sources of Liquidity” and “Major Shareholders and Related Party Transactions” in the 2022 Form 20-F.
On December 23, 2022, we entered into a secured term loan facility with Sunset Power Pty Ltd as trustee of St Baker Family Trust, under which we borrowed an aggregate principal amount of $20.0 million. The outstanding balance of the secured term loan facility at December 31, 2022 was $19.6 million.

TAXATION
Material tax consequences relating to the purchase, ownership and disposition of any of the securities registered by this prospectus will be set forth in any applicable prospectus supplement relating to the offering of such securities.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any Ordinary Shares will be listed on Nasdaq, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

EXPENSES
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of the securities registered under the registration statement of which this prospectus forms a part.
SEC Registration Fee	$55,100
FINRA filing fee	*
Legal fees	*
Accountants’ fees and expenses	*
Printing expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	*

*
Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS
Corrs Chambers Westgarth, Australian counsel to the Company, has provided a legal opinion for the Company regarding the validity of the Ordinary Shares and Preference Shares offered by this prospectus and regarding the validity of the Warrants, Rights and Units, in each case where issued under agreements governed by Australian law, offered by this prospectus. Latham & Watkins LLP, U.S. counsel to the Company, has provided a legal opinion for the Company regarding the validity of the Warrants, Rights and Units, in each case where issued under agreements governed by U.S. law, offered by this prospectus.

EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2022 (which contains an explanatory paragraph relating to Tritium DCFC Limited’s ability to continue as a going concern as described in Note 1 to the financial statements) have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES
We are a public limited company organized under the laws of Australia. As a result, the rights of holders of our Ordinary Shares will be governed by Australian law and our constitution. The rights of shareholders under Australian law may differ from the rights of shareholders of companies incorporated in other jurisdictions. A substantial amount of our assets are located outside the United States. As a result, it may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against us based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Australia will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Australia against us or our directors or officers under the securities laws of other jurisdictions.
Our registered address in Australia is c/o Tritium DCFC Limited, 48 Miller Street, Murarrie, QLD 4172, Australia.
We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 E 42nd St., 18th Floor, New York, New York 10168.
Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is Cogency Global Inc., 22 East 42nd Street, 18th Floor New York, NY 10168.